SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  May 30, 1997



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
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               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On May 30, 1997, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1.    Press release, dated May 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     FFW CORPORATION

Date:  June 2, 1997                                  By: \s\ Nicholas M. George
                                                         ----------------------
                                                         Nicholas M. George
                                                         President and Chief
                                                         Executive Officer

                                FFW PRESS RELEASE

FOR MORE INFORMATION                                       FOR IMMEDIATE RELEASE
Contact: Charles E. Redman, CFO                            Date:  May 30, 1997
         at  219-563-3185


                           FFW CORPORATION ANNOUNCES A
                        20% INCREASE IN THE CASH DIVIDEND

     WABASH, INDIANA - - FFW Corporation, parent corporation of First Federal Savings Bank of Wabash, has announced that the Corporation will increase the cash dividend by 20% from $.15 per share to $.18 per share for the quarter ending June 30, 1997. The dividend will be payable on June 30, 1997 to shareholders of record on June 15, 1997.

     First Federal serves Wabash and Kosciusko Counties located in northeast and central Indiana through its three offices located in Wabash, North Manchester, and Syracuse, Indiana. First Federal is in the process of expanding it's service area to include Whitley County. Our new office will be located in South Whitley, which is being acquired from NBD Bank.

     On April 30, 1997, the Corporation had assets of $158.9 million and shareholders' equity of $16.0 million. First Federal continues to exceed all applicable regulatory capital requirements. The corporation's stock is traded on the NASDAQ system under the symbol "FFWC".